UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2012

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

(646) 214-0700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, ZIOPHARM Oncology, Inc., or the Company, entered into an amendment, or the Amendment, to the existing employment agreement, dated July 8, 2011, with Hagop Youssoufian, M.D., M.Sc., the Company’s President of Research and Development and Chief Medical Officer.

Pursuant to his employment agreement prior to the Amendment, if Dr. Youssoufian relocated his primary residence from Princeton, New Jersey to the Boston, Massachusetts metropolitan area by August 1, 2012, the Company was to reimburse Dr. Youssoufian for moving expenses incurred in so relocating his family and belongings and pay Dr. Youssoufian an additional stipend of $25,000 in respect of all other incidental relocation expenses.  The Company was further required to reimburse Dr. Youssoufian for up to $3,000 per month of Boston-based apartment rental payments until the earlier of his relocation or August 1, 2012, subject to the Company reviewing and pre-approving in its sole discretion the proposed lease agreement. If Dr. Youssoufian elected not to rent a Boston-based apartment, the Company was required to instead reimburse him for reasonable expenses incurred in traveling to and from Princeton, New Jersey in connection with his work responsibilities in Boston, Massachusetts, New York, New York and Germantown, Maryland. To the extent taxable to Dr. Youssoufian, the Company was to gross-up the $25,000 incidental relocation stipend and reimbursements for apartment rental payments to offset the impact of U.S. federal income taxes on such payments.

Under the Amendment, Dr. Youssoufian must relocate his permanent residence to the greater Boston, Massachusetts area from Princeton, New Jersey by October 1, 2012. Subject to his relocation to the greater Boston, Massachusetts area by that date, the Company will reimburse Dr. Youssoufian for reasonable, out of pocket, relocation expenses, up to a maximum of $20,000. If Dr. Youssoufian terminates his employment with the Company prior to March 30, 2013, he will be required to repay any relocation reimbursements received. To the extent taxable to Dr. Youssoufian, the Company has agreed to gross-up the $20,000 relocation reimbursement to offset the impact of U.S. federal income taxes on such payments.

In addition, the Amendment provides that the Company will pay Dr. Youssoufian a one time retention bonus of $200,000. If Dr. Youssoufian terminates his employment without Good Reason or he is terminated for Cause (as such terms are defined in his employment agreement), in either case prior to March 30, 2013, Dr. Youssoufian will be required to refund the retention bonus to the Company, provided that the amount of the retention bonus refundable to the Company in these instances will be reduced monthly, on a pro rata basis, over the twelve month period following March 30, 2012. In the event of a Change of Control of the Company (as defined in his employment agreement) prior to March 30, 2013, any portion of the retention bonus that remains subject to refund will vest immediately and no longer be refundable to the Company.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated July 8, 2011, by and between the Company and Hagop Youssoufian, M.D., M.Sc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar Belbel
Date: April 3, 2012		Name: Caesar Belbel
Title: Executive Vice President, Chief Legal Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated July 8, 2011, by and between the Company and Hagop Youssoufian, M.D., M.Sc.